                                 EXHIBIT 10.1

                            DEED OF ASSIGNMENT FOR
                           THE BENEFIT OF CREDITORS


         This Deed of Assignment for the Benefit of Creditors, hereinafter "Assignment," is made this 31st day of October, 2000, between Altiva Financial Corporation, with a principal place of business at 4405 Northside Parkway, Unit 2017, Atlanta, Georgia 30327, hereinafter "Assignor," and Herbert C. Broadfoot II as Assignee, whose address is 2400 International Tower, Peachtree Center, 229 Peachtree Street, N.E., Atlanta, Georgia 30303-1629, hereinafter "Assignee."

         WHEREAS, the Assignor has been engaged in the business of financial services; and

         WHEREAS, the Assignor is indebted to creditors, as set forth in Schedule "A" annexed hereto, is unable to pay its debts as they become due, and is desirous of providing for the payment of its debts, so far as it is possible by an Assignment of all of its assets for that purpose.

         NOW, THEREFORE, the Assignor, in consideration of the Assignee's acceptance of this Assignment, and for other good and valuable consideration, hereby grants, assigns, conveys, transfers, and sets over, unto the Assignee, his successors and assigns, all of its assets, including, but not limited to, all real property, fixtures, goods, stock, inventory, equipment, furniture, furnishings, accounts receivable, bank deposits, cash, promissory notes, cash value and proceeds of insurance policies, books, books of account, choses in action, drafts, bills, judgments, liens, mortgages, claims and demands belonging to the Assignor, wherever such assets may be located, hereinafter the "Estate."

         The Assignee shall take possession and administer the Estate in accordance with the provisions of the Official Code of Georgia Annotated Sections 18-2-40 through 18-2-59, and shall liquidate the assets of the Estate with reasonable dispatch and convert the Estate into money, collect all claims and demands hereby assigned as may be collectible, and pay and discharge all reasonable expenses, costs, and disbursements in connection with the execution and administration of this Assignment from the proceeds of such liquidations and collections.

         The Assignee shall then pay and discharge in full, to the extent that funds are available in the Estate after payment of administrative expenses, costs, and disbursements, all of the debts and liabilities now due from the Assignor, including interest on such debts and liabilities. If funds of the Estate shall not be sufficient to pay such debts and liabilities in full, then the Assignee shall pay from funds of the Estate such debts and liabilities, on a pro rata basis and in proportion to their priority as such priority would be established under applicable law.

         In the event that all debts and liabilities are paid in full, any funds of the Estate remaining shall be returned to the Assignor.

         To accomplish the purposes of this Assignment, the Assignor hereby appoints the Assignee its true and lawful attorney, irrevocable, with full power and authority to do all acts and things which may be necessary to execute the Assignment hereby created; to demand and recover from all persons all assets of the Estate; to sue for the recovery of such assets; to execute, acknowledge, and deliver all necessary deeds, instruments, and conveyances; and to appoint one or more attorneys under him to assist the Assignee in carrying out his duties hereunder.

         The Assignor hereby authorizes the Assignee to sign the name of the Assignor to any check, draft, promissory note, or other instrument in writing which is payable to the order of the Assignor, or to sign the name of the Assignor to any instrument in writing, whenever it shall be necessary to do so, to carry out the purpose of this Assignment.

         The Assignee hereby accepts the trust created by the Assignment, and agrees with the Assignor that the Assignee will faithfully and without delay carry out his duties under the Assignment.

                                          ASSIGNOR

                                          Altiva Financial Corporation



                                          By:  [sig]
                                             ------------------------------
                                          Its: : Ex VP/CFO
                                                ------------------------------

Sworn to and subscribed before me
this 31 day of October, 2000.

Dolores J. Janis
-------------------------------------------------
NOTARY PUBLIC

My Commission Expires: 3/1/01

                                    [SEAL]

                     (Signatures continued on next page)

                                        ASSIGNEE



                                        Herbert C. Broadfoot II
                                        ---------------------------------
                                        Herbert C. Broadfoot II, as Assignee

Sworn to and subscribed before me

this 31 day of October, 2000.


Denise Legg
-------------------------------------------------
NOTARY PUBLIC

My Commission Expires:


                                    [SEAL]

STATE OF ILLINOIS
COUNTY OF COOK
                         AFFIDAVIT OF J. RICHARD WALKER

         Personally before the undersigned officer duly authorized to administer oaths, appeared J. Richard Walker, who after being duly sworn, upon oath, states as follows:

         1. My name is J. Richard Walker. I am over twenty-one (21) years of age, I am not suffering from any civil disabilities and I am capable of making this Affidavit.

         2. I am the Executive Vice President and Chief Financial Officer of Altiva Financial Corporation.

         3. This Affidavit is given based upon my personal knowledge of the facts set forth and in support of that certain Deed of Assignment for the Benefit of Creditors, hereinafter "Assignment," made the 31st day of October, 2000, between Altiva Financial Corporation, Assignor, and Herbert C. Broadfoot II as Assignee.

         4. To the best of my knowledge and belief, the Assignment conveys all property held, claimed, or owned by Assignor at the time of making the Assignment.

         5. To the best of my knowledge and belief, all recitals and all estimates of totals and values therein and all lists of creditors are true.

         6. To the best of my knowledge and belief, the debts set out as due to any preferred creditors are bona fide just, due, and unpaid.

         7. The Assignment is not made for the purpose of hindering, delaying, or defrauding creditors.

FURTHER AFFIANT SAYETH NOT.

/s/ J. Richard Walker
-----------------------------------------
J. Richard Walker

Sworn to and subscribed before me
this 31 day of October, 2000.


Dolores J Janis
-------------------------------------------------
NOTARY PUBLIC

My Commission Expires: 3/1/01


                                    [SEAL]


                                      2